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                                                   EXHIBIT A

     JOINT FILING AGREEMENT entered into as of April 26, 1994 among Urstadt Property Company, Inc., Charles J. Urstadt, Elinor F. Urstadt, Catherine Urstadt Biddle Irrevocable Trust dated April 26, 1994, and Charles D. Urstadt Irrevocable Trust dated April 26, 1994.

     THE UNDERSIGNED HEREBY agree that any acquisition statement on Schedule 13D relating to the Common Shares of HRE Properties and any amendment thereto, executed jointly by or on behalf of each of us and filed with the Securities and Exchange Commission, shall be considered filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13D-1(f), as promulgated under the Securities Exchange Act of 1934.

                         URSTADT PROPERTY COMPANY, INC.

                         By:  Harry Frazee
                         _______________________________
                              Harry Frazee
                         Senior Vice President and Treasurer

                              Charles J. Urstadt
                         _____________________________________
                              Charles J. Urstadt

                              Elinor F. Urstadt
                         _____________________________________
                              Elinor F. Urstadt

                         CATHERINE URSTADT BIDDLE
                          IRREVOCABLE TRUST


                         By:  Charles J. Urstadt
                         ________________________________
                              Charles J. Urstadt
                              Trustee

                         CHARLES D. URSTADT IRREVOCABLE
                          TRUST

                         By:  Charles J. Urstadt
                         _______________________________
                              Charles J. Urstadt
                              Trustee